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                                                                Exhibit 10.5

                           STOCK REPURCHASE AGREEMENT

       This STOCK REPURCHASE AGREEMENT (this "Agreement"), dated as of March 23, 1995, among Drilex Holdings Corp., a Delaware corporation (the "Buyer"), Posi-Trak Mud Motors, Inc., a Louisiana corporation (the "Seller"), and Archie A. Cobb, III (the "Stockholder" and, together with the Seller, the "Seller Parties"),

                              W I T N E S S E T H:

       WHEREAS, pursuant to an Asset Purchase Agreement dated as of September 30, 1994 (the "Asset Purchase Agreement") among the Buyer, Cobb Directional Drilling Company, L.L.C., Cobb Directional Drilling Company, Inc., the Seller and the Stockholder, the Seller acquired 133,333 shares of Common Stock, par value $.01 per share, of the Buyer (the "Initial Shares");

       WHEREAS, the Buyer and the Seller entered into a Stockholders' Agreement dated as of September 30, 1994 (the "Stockholders' Agreement") with respect to the Initial Shares;

       WHEREAS, the Buyer desires to repurchase 80,000 of the Initial Shares (the "Shares") from the Seller, and the Seller desires to sell the Shares to the Buyer, upon the terms and subject to the conditions hereinafter set forth; and

       NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               PURCHASE AND SALE

       1.1 The Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing the Seller is selling, assigning, transferring and delivering the Shares to the Buyer, and the Buyer is purchasing and acquiring the Shares from the Seller.

       1.2 Purchase Price. The aggregate purchase price for the Shares (the "Purchase Price") is $1,000,000.00, and is being paid by wire transfer of immediately available funds to an account designated by the Seller.

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                                  ARTICLE II

                                    CLOSING

       The closing of the transactions contemplated hereby (the "Closing") is being held at the offices of Baker & Botts, L.L.P., Houston, Texas, on March 23, 1995 at 9:00 a.m., Houston time, concurrently with the execution and delivery of this Agreement. The date of the Closing is referred to herein as the "Closing Date."

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

       The Seller Parties, jointly and severally, represent and warrant to the
Buyer:

       3.1 Corporate Status and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Louisiana, with full corporate power and authority under its certificate or articles of incorporation and by-laws to own and lease its properties and to conduct business as the same exists. The Seller is duly qualified to do business as a foreign corporation in all states in which the nature of its business requires such qualification and the failure to do so would have an adverse effect on the Seller.

       3.2 Authorization. The Seller has full corporate power and authority under its certificate or articles of incorporation and by-laws, and its board of directors and stockholders have taken all necessary action to authorize it, to execute and deliver this Agreement, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof, and this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

       3.3 Non-Contravention. Neither the execution and delivery of this Agreement or any documents executed in connection herewith, nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with, result in breach of or require notice or consent under any law, the charter or bylaws of the Seller or any provision of any agreement or instrument to which any Seller Party is a party. The Stockholder owns 100% of the outstanding securities of the Seller.

       3.4 Validity. There are no pending or threatened judicial or administration actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by any Seller Party in connection with this Agreement.

       3.5 Broker Involvement. No Seller Party has hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

       3.6 Title to Shares. The Seller owns beneficially and of record the Initial Shares, free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and the Initial Shares are not subject to any agreements or understandings with respect to the voting or transfer thereof other than as set forth in the Stockholders'

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Agreement.  Except as set forth in the Stockholders' Agreement, there are no outstanding subscriptions, options, convertible securities, warrants or calls of any kind issued or granted by, or binding upon, the Seller to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in the Buyer. The Seller has full legal right to sell, assign and transfer the Shares to the Buyer and will, upon delivery of a certificate or certificates representing such Shares to the Buyer pursuant to the terms hereof, transfer to the Buyer title to such Shares, free and clear of any liens, charges, encumbrances, rights of others, mortgages, pledges or security interests.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

       The Buyer represents and warrants to each Seller Party the following:

       4.1 Corporate Status and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority under its certificate or articles of incorporation and by-laws to conduct its business as the same exists.

       4.2 Authorization. The Buyer has full corporate power and authority under its certificate or articles of incorporation and by-laws, and its board of directors has taken all necessary corporate action to authorize it, to execute and deliver this Agreement, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof or thereof, and this Agreement constitutes the valid and binding obligation of the Buyer enforceable in accordance with its terms.

       4.3 Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, does or will violate, conflict with, result in breach of or require notice or consent under any law, the charter or bylaws of the Buyer or any provision of any agreement or instrument to which the Buyer is a party.

       4.4 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by Buyer in connection with this Agreement.

       4.5 Broker Involvement. Buyer has not hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.


                                   ARTICLE V

                      ADDITIONAL AGREEMENTS AND COVENANTS

       5.1 Agreements with Respect to Stockholders' Agreement. The Buyer and the Seller agree that (i) the sale of the Shares is in compliance with Section 7(i) and 2(vi) of the Stockholders'Agreement and (ii) the Stockholders' Agreement shall not be affected, modified or

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changed by this Agreement or the transactions contemplated hereby, and that the rights of the parties thereunder shall be unaffected hereby.

       5.2 Asset Purchase Agreement Unaffected. The parties agree that the Asset Purchase Agreement and all documents executed in connection therewith or that otherwise relate thereto (including, without limitation, the Employment Agreement (as defined in the Asset Purchase Agreement)) shall not be affected, modified or changed by this Agreement or the transactions contemplated hereby, and that, except as set forth herein, the rights of the parties thereunder shall be unaffected hereby.

       5.3 Further Assurances. Each Seller Party shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Buyer or its affiliates such assignments or other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel of the Buyer, as shall be necessary to vest in the Buyer all of the right, title and interest in and to the Shares free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests.

                                   ARTICLE VI

                             NOTICES; MISCELLANEOUS

       6.1 Expenses. The Buyer and the Seller shall pay their own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein.

       6.2 Entire Agreement. This Agreement, including all exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

       6.3 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar.

       6.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when (i) personally delivered or (ii) on the third day after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice):

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       (a)  If to the Buyer or Buyer Sub, to:

            Drilex Holdings Corp.
            c/o SCF Partners, L.P.
            600 Travis, Suite 6600
            Houston, Texas  77002
            Attention:  David Baldwin


       (b)  If to any Seller Party, to:

            Archie Cobb III
            P. O. Box 558
            Broussard, Louisiana  70518

       6.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. No third party shall have any rights hereunder. No assignment shall release the assigning party.

       6.6 Performance. The Stockholder agrees to cause the Seller to perform all its obligations and agreements under this Agreement and hereby guarantees the payment and performance by the Seller of all such obligations and agreements.

       6.7 Choice of Law; Section Headings. This Agreement shall be governed by the internal laws of the State of Texas (without regard to the choice of law provisions thereof). The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

       6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                            DRILEX HOLDINGS CORP.



                            By: /s/ DAVID C. BALDWIN
                               ------------------------------
                               David C. Baldwin, Vice President


                            POSI-TRAK MUD MOTORS, INC.



                            By: /s/ ARCHIE A. COBB, III
                               ------------------------------

                                /s/ ARCHIE A. COBB, III
                               ------------------------------
                                 Archie A. Cobb, III

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